UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

LIVE CURRENT MEDIA INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29929	88-0346310
(State or other jurisdiction of incorporation)	(Commission File	(IRS Employer Identification No.)
Number)

1130 West Pender Street, Suite 820,
Vancouver, BC Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(604) 648-0515

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Extension of LOI

Live Current Media Inc. (the “Company”) and Cell MedX Corp. (“Cell MedX”) have agreed to extend the terms of their letter of intent (the “LOI”) for the acquisition of exclusive worldwide distribution rights to the eBalance microcurrent device. The Company and Cell MedX have agreed to extend the period for negotiation of a definitive agreement for an additional 90 days past the date of the extension agreement. A copy of the signed extension agreement is attached as Exhibit 10.2 to this report.

A copy of the Company’s news release with respect to the LOI is attached as Exhibit 99.1 to this report.

ITEM 8.01        OTHER EVENTS.

Grant of Options Outside of 2018 Stock Option Plan

On December 10, 2018, Live Current Media Inc. granted stock options for the purchase of up to 100,000 shares of the Company’s common stock to an investor relations consultant of the Company. The options granted are outside of the Company’s 2018 Stock Option Plan, and have an exercise price of $0.10 per share, expiring 18 months after the grant date.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

Exhibit No.	Description
10.1	Letter of Intent between Live Current Media Inc. and Cell MedX Corp. dated September 10, 2018(1)
10.2	Extension to Letter of Intent between Live Current Media Inc. and Cell MedX Corp. dated December 7, 2018
99.1	News Release regarding extension of LOI term.

(1) Filed as an exhibit to the Company’s Current Report on Form 8K, filed on September 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

Date: December 12, 2018

By:	/s/ David M. Jeffs

David M. Jeffs
Chief Executive Officer